COOPERS & LYBRAND


                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of our report, dated January 31, 1994, on our audit of the consolidated financial statements of Johnson & Johnson and subsidiaries, which is included or incorporated by reference in the Annual Report of Johnson & Johnson and subsidiaries on Form 10-K for the fiscal year ended January 2, 1994. We also consent to the reference to our firm under the caption "Experts."






                                                 COOPERS & LYBRAND L.L.P.
                                             --------------------------------
                                                 Coopers & Lybrand L.L.P.


New York, New York
February 2, 1995